Exhibit 99.2
BXP ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Exceeded Full Year 2023 Guidance for EPS and FFO; Executed More Than 1.5 Million Square Feet of Leases in Q4 and Approximately 4.2 Million Square Feet in 2023

BOSTON, MA, January 30, 2024 - BXP (NYSE: BXP), the largest publicly traded developer, owner, and manager of premier workplaces in the United States, reported results today for the fourth quarter ended December 31, 2023.
Financial highlights for the fourth quarter include:
•Revenue increased 5.0% to $828.9 million for the quarter ended December 31, 2023, compared to $789.8 million for the quarter ended December 31, 2022.
•Net income attributable to Boston Properties, Inc. of $119.9 million, or $0.76 per diluted share (EPS), for the quarter ended December 31, 2023, compared to $121.8 million, or $0.78 per diluted share, for the quarter ended December 31, 2022.
•EPS exceeded the mid-point of BXP’s guidance by $0.15 per diluted share primarily due to:

•better-than-projected income from unconsolidated joint ventures, largely from recording a gain upon consolidation of Santa Monica Business Park of $0.17 per diluted share following BXP’s acquisition of its partner’s 45% interest in the asset, and
•better-than-projected interest income and development and management services income aggregating $0.02 per diluted share;
•offset by higher-than-projected depreciation expense of $0.04 per diluted share.
•Funds from Operations (FFO) of $286.2 million, or $1.82 per diluted share, for the quarter ended December 31, 2023, compared to FFO of $292.9 million, or $1.86 per diluted share, for the quarter ended December 31, 2022.
•FFO per diluted share exceeded the mid-point of BXP’s guidance by $0.02 per diluted share, primarily due to better-than-projected interest income and development and management services income.
BXP also provided guidance for first quarter 2024 EPS of $0.66 - $0.68 and FFO of $1.72 - $1.74 per diluted share, and full year 2024 EPS of $2.26 - $2.46 and FFO of $7.00 - $7.20 per diluted share.
The mid-point of guidance for 2024 EPS is projected to be 95% higher than full year 2023 EPS primarily due to:
•2023 non-cash impairment charges of $1.56 per diluted share offset by $0.23 per diluted share of gains related to BXP’s investments in its unconsolidated joint ventures that are not projected to reoccur in 2024

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The mid-point of guidance for 2024 FFO per diluted share is projected to be 2.5% lower than full year 2023 FFO per diluted share primarily due to:
•higher net interest expense of $0.31 per diluted share,
•lower contributions from same property portfolio performance of $0.26 per diluted share, and
•reduced fee and termination income of $0.14 per diluted share;
•offset by an estimated $0.42 per diluted share of projected contributions from our acquisition and disposition activity and development deliveries.
See “EPS and FFO per Share Guidance” below.
Fourth quarter and recent business highlights include:
•Executed more than 1.5 million square feet of leases with a weighted-average lease term of 8.4 years.

•Entered into agreements to sell a 45% interest in each of 290 Binney Street and 300 Binney Street, two life sciences development projects located in Kendall Square in Cambridge, Massachusetts, to Norges Bank Investment Management (“NBIM”) at a gross valuation of approximately $1.66 billion or $2,050 per square foot. The properties total approximately 810,000 square feet and each is 100% pre-leased. BXP will retain a 55% ownership interest in each joint venture and will provide development, property management, and leasing services for the ventures. NBIM funded approximately $212.9 million at closing for its investment in 300 Binney Street and, upon closing of its investment in 290 Binney Street, NBIM’s investment will reduce BXP’s estimated future development spend over time by approximately $533.5 million.

•Closed on a five-year mortgage loan collateralized by a three-building portfolio located in Cambridge, Massachusetts. The mortgage loan, totaling $600 million, requires interest-only payments at Daily Compounded SOFR plus a 2.25% per annum until maturity. Subsequently, BPLP entered into interest rate swap contracts with notional amounts aggregating $600.0 million to fix Daily Compounded SOFR at a weighted-average fixed interest rate of 3.7925% for the period commencing on December 15, 2023 and ending on October 26, 2028 for an all in rate of 6.04% per annum. BXP intends to use the net proceeds from this financing and available cash to repay the $700 million senior unsecured notes due February 1, 2024.

•Completed the acquisition of its joint venture partner’s 45% ownership interest in Santa Monica Business Park located in Santa Monica, California for a purchase price of $38.0 million. BXP also assumed the partner’s share of the joint venture’s cash and working capital aggregating approximately $20.0 million, as well as the partner’s share of the outstanding $300.0 million mortgage debt. Subsequent to closing, BXP extended the approximately 467,000 square foot lease with anchor client, Snap Inc., through 2036. Santa Monica Business Park is a 47-acre office park consisting of 21 buildings totaling approximately 1.2 million net rentable square feet. Approximately 70% of the square footage is subject to a ground lease with approximately 75 years remaining, inclusive of renewal options that are subject to certain conditions.

•Completed the acquisition of one of its joint venture partner’s approximate 29% ownership interest in 360 Park Avenue South located in New York City, New York for a purchase price of $1, increasing BXP’s ownership interest in the asset to approximately 71%. BXP also assumed the partner’s share of the joint venture’s cash and working capital aggregating approximately $25.4 million, as well as the partner’s share of the outstanding $220.0 million mortgage debt. 360 Park Avenue South, a 20-story, approximately 450,000 square foot premier workplace, is currently under re-development.

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•On January 8, 2024, BXP completed the acquisition of its joint venture partner’s 50% economic ownership interest in 901 New York Avenue located in Washington, DC for a purchase price of $10.0 million. BXP also assumed the partner’s share of the outstanding approximately $207.1 million mortgage debt, which bears interest at 3.61% per annum and matures on January 5, 2025. On January 11, 2024, BXP modified the mortgage loan to provide for two loan extension options totaling five years of additional term, each subject to certain conditions. The first loan extension option, for a term of four years, is at a fixed interest rate of 5.0% per annum. Subsequent to closing, BXP extended the 214,000 square foot lease with anchor client, Finnegan Henderson Farabow Garrett & Dunner, L.L.P., through 2042. 901 New York Avenue is a premier workplace consisting of approximately 548,000 net rentable square feet.
Financial highlights for the year ended December 31, 2023 include:

•Net income attributable to Boston Properties, Inc. of $190.2 million, or $1.21 per diluted share (EPS) for the year ended December 31, 2023, compared to $848.9 million, or $5.40 per diluted share, for the year ended December 31, 2022. The year-over-year decrease is primarily due to:
•a 2023 non-cash impairment charge of $272.6 million related to BXP’s investments in four of its unconsolidated joint ventures, and
•gains on sales of real estate of $436.5 million in 2022 that did not reoccur in 2023.

•Funds from Operations (FFO) of $1.1 billion, or $7.28 per diluted share for the year ended December 31, 2023, compared to FFO of $1.2 billion, or $7.53 per diluted share, for the year ended December 31, 2022.
Full year 2023 business highlights include:
•Executed approximately 4.2 million square feet of leases with a weighted-average lease term of 8.2 years.
•Completed and fully placed in-service four development projects: 2100 Pennsylvania Avenue in Washington, DC, 140 Kendrick Street in Needham, Massachusetts, View Boston in Boston, Massachusetts, and 751 Gateway in South San Francisco, California.
•Commenced the development/redevelopment of two fully pre-leased projects totaling 810,000 square feet in Cambridge, Massachusetts: 290 Binney Street and 300 Binney Street.
•Further strengthened BXP’s balance sheet by addressing debt maturities, and sourcing additional liquidity in the bank market. In the aggregate, BXP’s share of 2023 debt market activities totaled approximately $3.3 billion, which includes more than $1 billion of mortgage financing. Notable transactions not mentioned in fourth quarter highlights include:

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•On January 4, 2023, BPLP closed on a $1.2 billion unsecured term loan facility that matures May 16, 2024, with one, twelve-month extension option subject to the satisfaction of customary conditions. As of January 4, 2023, the term loan bore interest at a variable rate equal to adjusted Term SOFR plus 0.85% per annum. Subsequently, on May 2, 2023, BPLP entered into four interest rate swap contracts with notional amounts aggregating $1.2 billion to fix Term SOFR at a weighted-average rate of 4.6420% for the period commencing on May 4, 2023 and ending on May 16, 2024. A portion of the proceeds were used to repay in full BPLP’s $730.0 million term loan that was scheduled to mature in May 2023, resulting in incremental net proceeds of approximately $466.0 million.
•On May 15, 2023, BPLP completed a public offering of $750.0 million aggregate principal amount of 6.500% unsecured senior notes due 2034. The net proceeds from the offering were approximately $741.3 million after deducting underwriting discounts and transaction expenses. BPLP used a portion of the proceeds to repay $500.0 million in aggregate principal amount of its 3.125% senior notes due September 1, 2023.
•Earned national recognition as an industry leader and furthered BXP’s commitments to sustainability and impact:
•Named to Newsweek’s List of America’s Most Responsible Companies in 2023 for the third consecutive year, ranking first in the Real Estate & Housing category
•Named to the Dow Jones Sustainability Index (DJSI) North America for the second consecutive year, one of eight real estate companies that qualified and the only office REIT in the index
•Received the 2023 ENERGY STAR Partner of the Year—Sustained Excellence Award from the U.S. Environmental Protection Agency and the U.S. Department of Energy for the third consecutive year
•In April 2023, published BXP’s 2022 ESG Report, which highlights that, among other things, BXP achieved its energy and water reduction targets in 2022 and remains on track to achieve carbon-neutral operations by 2025. In conjunction with the publication, BXP hosted its second annual ESG Investor Update Webcast on May 31, 2023.
•Earned a top ESG rating in the 2023 GRESB® assessment, earned its 12th consecutive “Green Star” recognition and the highest GRESB 5-star rating, as well as an “A” level disclosure score. BXP also achieved the highest scores in several categories, including Data Monitoring & Review, Targets, Policies, Reporting, and Stakeholder Engagement. BXP achieved second place within its Development Peer Group, third place in its Standing Investments Peer Group, and fourth overall among U.S. listed participants.
The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter and year ended December 31, 2023. In the opinion of management, BXP has made all adjustments considered necessary for a fair statement of these reported results.

EPS and FFO per Share Guidance:
BXP’s guidance for the first quarter 2024 and full year 2024 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect

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management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, the timing of the lease-up of available space, the timing of development cost outlays and development deliveries, and the earnings impact of the events referenced in this release and those referenced during the related conference call. The estimates do not include (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. BXP is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities. There can be no assurance that BXP’s actual results will not differ materially from the estimates set forth below.

	First Quarter 2024		Full Year 2024
	Low	High	Low	High
Projected EPS (diluted)	$0.66	$0.68	$2.26	$2.46
Add:
Projected Company share of real estate depreciation and amortization[1]	1.20	1.20	4.88	4.88
Projected Company share of (gains)/losses on sales of real estate, gain on investment from unconsolidated joint venture and impairments	(0.14)	(0.14)	(0.14)	(0.14)
Projected FFO per share (diluted)	$1.72	$1.74	$7.00	$7.20
1Excludes estimated non-real estate related amortization of $0.01 and $0.05 per share for First Quarter 2024 and Full Year 2024 respectively.

BXP will host a conference call on Wednesday, January 31, 2024 at 10:00 AM Eastern Time, open to the general public, to discuss the fourth quarter and full year 2023 results, provide a business update, and discuss other business matters that may be of interest to investors. Participants who would like to join the call and ask a question may register at https://register.vevent.com/register/BI5e085f4df712444fa9623bfc3ed2c866 to receive the dial-in numbers and unique PIN to access the call. There will also be a live audio, listen-only webcast of the call, which may be accessed in the Investors section of BXP’s website at https://investors.bxp.com/events-webcasts. Shortly after the call, a replay of the call will be available on BXP’s website at https://investors.bxp.com/events-webcasts for up to twelve months following the call.
Additionally, a copy of BXP’s fourth quarter 2023 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of BXP’s website at investors.bxp.com.

BXP (NYSE: BXP) is the largest publicly traded developer, owner, and manager of premier workplaces in the United States, concentrated in six dynamic gateway markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP has delivered places that power progress for our clients and communities for more than 50 years. BXP is a fully integrated real estate company, organized as a real estate investment trust (REIT). Including properties owned by unconsolidated joint ventures, BXP’s portfolio totals 53.3 million square feet and 188

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properties, including 10 properties under construction/redevelopment. For more information about BXP, please visit our website or follow us on LinkedIn or Instagram.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “will,” and similar expressions that do not relate to historical matters. These statements are based on our current plans, expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond BXP’s control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statements. These factors include, without limitation, the risks and uncertainties related to the impact of changes in general economic and capital market conditions, including continued inflation, increased interest rates, supply chain disruptions, labor market disruptions, dislocation and volatility in capital markets, potential longer-term changes in consumer and client behavior resulting from the severity and duration of any downturn in the U.S. or global economy, general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on favorable terms, changes in client preferences and space utilization, dependence on clients’ financial condition, and competition from other developers, owners and operators of real estate), the impact of geopolitical conflicts, the immediate and long-term impact of the outbreak of a highly infectious or contagious disease, on our and our clients’ financial condition, results of operations and cash flows (including the impact of actions taken to contain the outbreak or mitigate its impact, the direct and indirect economic effects of the outbreak and containment measures on our clients, and the ability of our clients to successfully operate their businesses), the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on BXP’s accounting policies and on period-to-period comparisons of financial results, the uncertainties of costs to comply with regulatory changes (including potential costs to comply with the Securities and Exchange Commission’s proposed rules to standardize climate-related disclosures) and other risks and uncertainties detailed from time to time in BXP’s filings with the SEC. These forward-looking statements speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. Except as otherwise required by law, BXP does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.
Financial tables follow.

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	December 31, 2023	December 31, 2022
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$25,504,868	$24,261,588
Construction in progress	547,280	406,574
Land held for future development	697,061	721,501
Right of use assets - finance leases	401,680	237,510
Right of use assets - operating leases	324,298	167,351
Less: accumulated depreciation	(6,881,728)	(6,298,082)
Total real estate	20,593,459	19,496,442
Cash and cash equivalents	1,531,477	690,333
Cash held in escrows	81,090	46,479
Investments in securities	36,337	32,277
Tenant and other receivables, net	122,407	81,389
Note receivable, net	1,714	—
Related party note receivable, net	88,779	78,576
Sales-type lease receivable, net	13,704	12,811
Accrued rental income, net	1,355,212	1,276,580
Deferred charges, net	760,421	733,282
Prepaid expenses and other assets	64,230	43,589
Investments in unconsolidated joint ventures	1,377,319	1,715,911
Total assets	$26,026,149	$24,207,669
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$4,166,379	$3,272,368
Unsecured senior notes, net	10,491,617	10,237,968
Unsecured line of credit	—	—
Unsecured term loan, net	1,198,301	730,000
Lease liabilities - finance leases	417,961	249,335
Lease liabilities - operating leases	350,391	204,686
Accounts payable and accrued expenses	458,329	417,545
Dividends and distributions payable	171,176	170,643
Accrued interest payable	133,684	103,774
Other liabilities	445,947	450,918
Total liabilities	17,833,785	15,837,237

Commitments and contingencies	—	—
Redeemable deferred stock units	8,383	6,613
Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 157,019,766 and 156,836,767 issued and 156,940,866 and 156,757,867 outstanding at December 31, 2023 and December 31, 2022, respectively	1,569	1,568
Additional paid-in capital	6,715,149	6,539,147
Dividends in excess of earnings	(816,152)	(391,356)
Treasury common stock at cost, 78,900 shares at December 31, 2023 and December 31, 2022	(2,722)	(2,722)
Accumulated other comprehensive income (loss)	(21,147)	(13,718)
Total stockholders’ equity attributable to Boston Properties, Inc.	5,876,697	6,132,919
Noncontrolling interests:
Common units of the Operating Partnership	666,580	683,583
Property partnerships	1,640,704	1,547,317
Total equity	8,183,981	8,363,819
Total liabilities and equity	$26,026,149	$24,207,669

BOSTON PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(in thousands, except for per share amounts)
Revenue
Lease	$768,884	$739,094	$3,054,673	$2,918,368
Parking and other	31,497	26,991	112,918	107,225
Hotel	11,803	11,087	47,357	39,482
Development and management services	12,728	8,406	40,850	28,056
Direct reimbursements of payroll and related costs from management services contracts	4,021	4,246	17,771	15,450
Total revenue	828,933	789,824	3,273,569	3,108,581
Expenses
Operating
Rental	301,411	282,265	1,183,947	1,108,070
Hotel	8,373	7,646	32,225	27,478
General and administrative	38,771	36,000	170,158	146,378
Payroll and related costs from management services contracts	4,021	4,246	17,771	15,450
Transaction costs	2,343	759	4,313	2,905
Depreciation and amortization	212,067	198,330	830,813	749,775
Total expenses	566,986	529,246	2,239,227	2,050,056
Other income (expense)
Income (loss) from unconsolidated joint ventures	22,250	(58,451)	(239,543)	(59,840)
Gains on sales of real estate	—	55,726	517	437,019
Gain on sales-type lease	—	10,058	—	10,058
Interest and other income (loss)	20,965	5,789	69,964	11,940
Other income - assignment fee	—	—	—	6,624
Gains (losses) from investments in securities	3,245	2,096	5,556	(6,453)
Losses from interest rate contracts	(79)	—	(79)	—
Unrealized gain (loss) on non-real estate investment	(93)	(150)	239	(150)
Interest expense	(155,080)	(119,923)	(579,572)	(437,139)
Net income	153,155	155,723	291,424	1,020,584
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(19,324)	(19,961)	(78,661)	(74,857)
Noncontrolling interest—common units of the Operating Partnership	(13,906)	(13,972)	(22,548)	(96,780)
Net income attributable to Boston Properties, Inc.	$119,925	$121,790	$190,215	$848,947
Basic earnings per common share attributable to Boston Properties, Inc.
Net income	$0.76	$0.78	$1.21	$5.41
Weighted average number of common shares outstanding	156,945	156,773	156,863	156,726
Diluted earnings per common share attributable to Boston Properties, Inc.
Net income	$0.76	$0.78	$1.21	$5.40
Weighted average number of common and common equivalent shares outstanding	157,276	157,112	157,201	157,137

BOSTON PROPERTIES, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc.	$119,925	$121,790	$190,215	$848,947
Add:
Noncontrolling interest - common units of the Operating Partnership	13,906	13,972	22,548	96,780
Noncontrolling interests in property partnerships	19,324	19,961	78,661	74,857
Net income	153,155	155,723	291,424	1,020,584
Add:
Depreciation and amortization expense	212,067	198,330	830,813	749,775
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(19,284)	(17,435)	(73,027)	(70,208)
Company’s share of depreciation and amortization from unconsolidated joint ventures	24,132	24,626	101,199	89,275
Corporate-related depreciation and amortization	(453)	(431)	(1,810)	(1,679)
Non-real estate related amortization	(1,681)	—	(1,681)	—
Impairment losses included within loss from unconsolidated joint ventures	—	50,705	272,603	50,705
Less:
Gains on sales of real estate	—	55,726	517	437,019
Gain on sales-type lease	—	10,058	—	10,058
Gain on sale / consolidation included within income (loss) from unconsolidated joint ventures	28,412	—	28,412	—
Gain on investment included within income (loss) from unconsolidated joint ventures	—	—	35,756	—
Gain on sales-type lease included within Income (loss) from unconsolidated joint ventures	1,368	—	1,368	—
Unrealized gain (loss) on non-real estate investment	(93)	(150)	239	(150)
Noncontrolling interests in property partnerships	19,324	19,961	78,661	74,857
Funds from operations (FFO) attributable to the Operating Partnership (including Boston Properties, Inc.)	318,925	325,923	1,274,568	1,316,668
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	32,722	32,983	130,771	133,115
Funds from operations attributable to Boston Properties, Inc.	$286,203	$292,940	$1,143,797	$1,183,553
Boston Properties, Inc.’s percentage share of funds from operations - basic	89.74%	89.88%	89.74%	89.89%
Weighted average shares outstanding - basic	156,945	156,773	156,863	156,726
FFO per share basic	$1.82	$1.87	$7.29	$7.55
Weighted average shares outstanding - diluted	157,276	157,112	157,201	157,137
FFO per share diluted	$1.82	$1.86	$7.28	$7.53

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. (computed in accordance with GAAP) for gains (or losses) from sales of properties, including a change in control, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales or a change in control of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our calculation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BOSTON PROPERTIES, INC.
PORTFOLIO LEASING PERCENTAGES

	% Occupied by Location (1)		% Leased by Location (2)
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Boston	89.9%	90.2%	90.3%	92.7%
Los Angeles	85.9%	88.3%	88.1%	88.6%
New York	90.1%	86.8%	92.4%	90.9%
San Francisco	84.9%	88.5%	85.5%	88.8%
Seattle	81.8%	88.3%	83.1%	90.9%
Washington, DC	88.0%	88.7%	91.0%	93.0%
Total Portfolio	88.4%	88.6%	89.9%	91.5%

(1)Represents signed leases for which revenue recognition has commenced in accordance with GAAP.
(2)Represents signed leases for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates.

AT BXP
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
mlabelle@bxp.com

Helen Han
Vice President, Investor Relations
hhan@bxp.com

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